Exhibit 10.10


                                                       [Version reflecting 1997
                                                        Amendments to this Plan
                                                          as of April 9, 1997.]


                              RADICA GAMES LIMITED

                              AMENDED AND RESTATED

                             1994 STOCK OPTION PLAN


         This amended and restated 1994 Stock Option Plan, dated as of May 19, 1994, is intended to amend and restate in its entirety the 1994 Stock Option Plan adopted by the Board of Directors on April 17, 1994, and further reflects the 1997 Amendments to such Plan as of April 9, 1997.


1.  PURPOSE OF THE 1994 STOCK OPTION PLAN (THE "1994 PLAN").

         The 1994 Plan is intended to promote the growth and general prosperity of Radica Games Limited (the "Company") and its Subsidiaries and Affiliates (as defined below) by attracting and retaining the best available personnel for positions of substantial responsibility and by providing directors and certain key employees with an additional incentive to contribute to the success of the Company and its Subsidiaries and Affiliates. For purposes of the 1994 Plan, "Subsidiary" shall mean any corporation of which the Company owns, directly or indirectly, stock possessing not less than a majority of the total combined voting power of all classes of stock in such corporation and "Affiliate" means any corporation controlled by any combination of the Company and its shareholders.


2. ADMINISTRATION.

         The 1994 Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") consisting of at least two members of the Board. Members of the Committee shall be disinterested persons within the meaning of Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the provisions of the 1994 Plan, the Committee shall have sole authority, in its absolute discretion, to determine which of the eligible directors and employees of the Company, its Subsidiaries and Affiliates shall receive stock options, the time when stock options shall be granted, the terms of such options, and the number of shares for which options shall be granted. The Committee shall have the authority to do everything necessary or appropriate to


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administer the 1994 Plan including, without limitation, interpreting the 1994
Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

         Notwithstanding any other provision of the 1994 Plan, the members, from time to time, of the Committee shall be ineligible to receive stock options, except to the following extent and on the following terms:

         Each member of the Committee shall receive non-qualified stock options to purchase 30,000 shares of Common Stock of the Company upon initial election to the Board of Directors at an exercise price equal to $11.00 per share and exercisable after one year from the date of the grant. Upon re-election to the Board of Directors, each such member will receive non-qualified stock options to purchase 5,000 shares, provided that, at and after the Company's 1997 Annual Meeting of Shareholders, such number shall be increased to 15,000 shares, of Common Stock of the Company at an exercise price equal to the then current market price of the Company's Common Stock and exercisable after one year from the date of the grant. The term "market price" shall mean the closing price per share of the Company's Common Stock on the date immediately prior to the date of the grant. The term "closing price" shall mean the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ"), provided, that if such shares are not quoted on NASDAQ, the net book value per share as determined in accordance with United States generally accepted accounting principles. Each option granted pursuant to this provision shall expire ten years from the date the option is granted. With respect to the options granted to the members of the Committee, the full Board of Directors, excluding such Committee members, shall have the authority to do everything necessary or appropriate to administer or interpret the 1994 Plan.

         The provisions contained in the preceding two paragraphs shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


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3. ELIGIBILITY.

         The Committee may grant stock options to any director, key employee or officer of the Company or any Subsidiary or any Affiliate unless such person is a member of the Committee.


4. STOCK SUBJECT TO THE 1994 PLAN.

         The stock subject to the options and other provisions of the 1994 Plan shall be shares of the Company's authorized and unissued or reacquired Common Stock. Subject to Section 8 hereof, the total number of shares of the Company's Common Stock that may be purchased pursuant to stock options under the 1994 Plan shall not exceed in the aggregate 2,000,000 shares.


5. TERMS AND CONDITIONS OF OPTIONS.

         All stock options granted pursuant to the 1994 Plan shall be in such form as the Committee shall from time to time determine and shall be subject to the following terms and conditions:

         (a)  Price:

              The option price per share with respect to each option shall be determined by the Committee but shall be not less than 100% of the fair market value of the Company's Common Stock on the date the option is granted as determined by the Committee.

         (b)  Term:

              Each stock option shall expire no later than ten years from the date the option is granted.

         (c) Exercise and Payment for Shares:

              Subject to Section 7 hereof, stock options shall be exercisable on such dates as the Committee may specify at the time of grant. The Committee may, in its discretion, accelerate in whole or in part the exercisability of any outstanding stock options. In no event (including those specified in Section 7) shall any stock option be exercisable after the expiration of ten years from the date on which the stock option is granted.


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         To exercise a stock option, the optionee shall give written notice to the Company specifying the number of shares to be purchased and accompanied by payment either (i) in cash or by a certified or official bank check, (ii) through the delivery of shares of Common Stock of the Company with a value equal to the total option price, or (iii) by a combination of the methods described in
(i) and (ii) for the full purchase price therefor. The value of a share of Common Stock of the Company delivered in accordance with the above shall be the average of the closing price on each of the five business days immediately prior to the date of delivery. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices on NASDAQ, provided, that if such shares are not quoted on NASDAQ during such five-day period only the method described in (i) above may be used to make payment for the purchase price of any such stock option. Any person exercising a stock option shall make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Securities Act of 1933 and any other applicable legal requirements. Each stock option granted under the 1994 Plan shall be subject to the requirement that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under state or federal law, or the consent or approval of any governmental regulatory body, are necessary or desirable in connection with the issue or purchase of the shares subject thereto, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. If an optionee so requests, shares purchased may be issued in the name of the optionee and another jointly with the right of survivorship.


6. NON-TRANSFERABILITY.

         Stock options under the 1994 Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of a holder of a stock option only by such holder.



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7. EXERCISE UPON TERMINATION OR DEATH.

   (a) No stock option granted under the 1994 Plan may be exercised at any time after the termination of employment or director status, as the case may be, of a holder with the Company or any Subsidiary or any Affiliate, except that:

              (i) if such termination of employment or director status, as the case may be, is on or after the holder's 62nd birthday or due to disability, any portion of an option, whether or not exercisable at the time of such termination, may be exercised by the holder within ninety days after such termination (or such longer period as may be designated by the Committee); and

              (ii) if such termination of employment or director status, as the case may be, is prior to the holder's 62nd birthday and not due to disability or death, any portion of an option may be exercised by the holder within ninety days of such termination (or such longer period as may be designated by the Committee), but only to the extent such option was exercisable at the time of such termination.

   (b) In the event of the death of the holder, whether during or after the termination of his employment or director status, as the case may be, any portion of an option exercisable at the time of death may be exercised by the holder's beneficiary or estate within twelve months from the date of the holder's death or such longer period as the Committee may determine.

   (c) Notwithstanding this Section 7, in no event shall any stock option be exercisable more than ten years from the date the option is granted.


8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         The aggregate number of shares of Common Stock which may be purchased pursuant to the options granted under the 1994 Plan as provided in Section 4 hereof, the number of shares covered by each outstanding option and the price per share in each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares


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of the Company's Common Stock resulting from a division or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

         Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, any option granted hereunder shall pertain to and apply to the securities or rights to which a holder of the number of shares of Common Stock subject to the option would have been entitled.


9. MERGER INTO ANOTHER CORPORATION OR SALE OF SUBSTANTIALLY ALL OF COMPANY'S ASSETS.

         If the Company shall be merged with another corporation and shall not be the surviving or resulting corporation in such merger or if the Company shall sell substantially all of its assets, any option granted hereunder shall become exercisable sufficiently prior to the effective date of such merger or such sale of assets to permit the exercise thereof by the holders thereof, unless under the terms of such merger or sale of its assets, any option granted hereunder shall pertain to and apply to the securities or rights to which a holder of the number of shares of Common Stock subject to the option would have been entitled.


10.  RIGHTS AS A STOCKHOLDER.

         A holder of a stock option shall have no rights as a stockholder with respect to any shares covered by such option until the date of issuance of a stock certificate for such shares.


11.  WITHHOLDING TAXES.

         Whenever shares of the Company's Common Stock are to be issued in satisfaction of stock options granted under the 1994 Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for such shares.


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12. TERM OF 1994 PLAN.

         The 1994 Plan shall become effective upon its adoption by the Board, subject to approval by majority vote of the stockholders of the Company. It shall continue in effect until October 31, 2004 unless sooner terminated.


13. AMENDMENT OR TERMINATION OF THE 1994 PLAN.

   (a) The Board may amend the 1994 Plan from time to time in such respects as the Board may deem advisable, provided that no change may be made in any option theretofore granted which would impair the rights of a holder without consent of the holder, and provided further, that without the approval of stockholders, no alteration or amendment may be made if such approval would be required by Rule 16b-3 under the Exchange Act for transactions pursuant to the 1994 Plan to continue to be exempt thereunder.

   (b) The Board may at any time terminate the 1994 Plan. Any such termination of the 1994 Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1994 Plan had not been terminated.


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